Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement No. 333-294765 on Pre-effective Amendment No.1 to Form F-3 on Form F-1 of our report dated April 30, 2026, relating to the financial statements of Prenetics Global Limited, appearing in the Annual Report on Form 20-F and the Form 20-F/A of Prenetics Global Limited for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Touche Tohmatsu
Hong Kong, People's Republic of China
August 7, 2026